UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14 (c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

| |  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12


                         RAVEN MOON ENTERTAINMENT, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed per Exchange Act Rules 14a-6 (i) (1) and 0-11. |_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Raven Moon Entertainment, Inc.
2005 Tree Fork Lane, Ste.101
Longwood, FL 32750

August 28, 2006

     Notice of Action by Written Consent

To the Stockholders of Raven Moon Entertainment, Inc.:

     Pursuant to Florida Business Corporation Law, Florida Statutes Chapter 607.0704, notice is hereby given that by written consent delivered to Raven Moon Entertainment, Inc. (the "Company") on August 28, 2006, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

     The Board of Directors authorized a 200 to 1 reverse stock split of the Company's Common Stock to be effective September 20, 2006 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.


                                            By Order of the Board of Directors

                                            /s/  Joey DiFrancesco
                                            ------------------------------------
                                                 Joey DiFrancesco, President
                                                 and CEO

                         Raven Moon Entertainment, Inc.
              Information Statement Pursuant to Section 14C of the
                         Securities Exchange Act of 1934


                                  INTRODUCTION


         This Information Statement is being mailed on or about September 7, 2006, to affect all holders of record at the close of business on September 20, 2006, of the voting stock of Raven Moon Entertainment, Inc., a Florida corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for 200 to 1 reverse split of the Company's common stock. The reverse stock split of the Company's Common Stock is to be effective September 20, 2006 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.

         Following the amendment, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's amendment you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, FL 33321.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

        SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         At the close of business on August 24, 2006, the Company had approximately 96,383,769,186 shares outstanding of no par value common stock, assuming conversion of all outstanding convertible securities. There are no other voting securities of the Company that are presently issued.

         The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.

 Name and Address                     Amount and Nature
of Beneficial Owner                     of Ownership               Voting Rights
-------------------                     ------------               -------------

                                  5,300,000,000 Common Shares      5,300,000,000
-----------------------------     455,750 Preferred Shares        56,968,750,000
Joey DiFrancesco                  (Jointly held with
                                  Bernadette DiFrancesco)


-----------------------------
Bernadette DiFrancesco

                                  146,666,666                        146,666,666
-----------------------------
Janice K. Battenberg


-----------------------------     130,000,000                        130,000,000
Lawrence Oakley


-----------------------------     130,000,000                        130,000,000
Robert McCarthy



All Directors and Executive       5,707,122,416                   62,675,416,666
Officers as a Group               shares                          shares

                           VOTE REQUIRED FOR APPROVAL

         Chapter 607.0704 Florida Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the action, which majority is the number of shares required by Florida Statutes Chapter 607.0704.


                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Joey DiFrancesco, 2005 Tree Fork Lane, Ste.101, Longwood, FL 32750, copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, will be provided without charge.

Dated: August 28, 2006

                                            By Order of the Board of Directors

                                            /s/  Joey DiFrancesco
                                            ------------------------------------
                                                 Joey DiFrancesco, President
                                                 and CEO